Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-effective Amendment No. 1 to the Registration Statement on Form S-11 of our report dated March 21, 2006 relating to the financial statements and financial statement schedules of Corporate Property Associates 16 — Global Incorporated, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoppers LLP
New York, New York
April 12, 2006